            NEWS RELEASE

The Andersons, Inc. Reports Third Quarter 2019 Results

MAUMEE, OHIO, November 5, 2019 - The Andersons, Inc. (NASDAQ: ANDE) announces financial results for the third quarter ended September 30, 2019.

Third Quarter Highlights:

•	Company reports a net loss of $4.2 million or $0.13 per diluted share and an adjusted net loss of $2.3 million, or $0.07 per diluted share.

•
Trade Group reports improved results, recording a pretax loss of $2.0 million and adjusted pretax income of $0.6 million, as stronger merchandising income was offset by the impact of reduced planting and a delayed harvest in the Eastern corn belt.

•	Ethanol Group records pretax income of $0.9 million in a challenging margin environment.

•	Plant Nutrient Group records a smaller pretax loss of $7.4 million due to increased field activity in the quarter.

•	Rail Group earns $3.1 million of pretax income on stable railcar leasing income.

“The Trade Group’s adjusted results were much improved year over year on stronger merchandising, though grain originations lagged due to limited farmer selling,” said President and CEO Pat Bowe. “We continue to see the benefits of our larger and more diversified Trade Group, whose results were substantially better than they would have been without the Lansing acquisition.”

“I’m also particularly pleased that our Ethanol Group remained profitable despite difficult market conditions, outpacing many in its sector,” continued Bowe. “In August, we began production at ELEMENT, our state-of-the-art biorefinery in Kansas, from which we ultimately expect industry-leading results. We also announced in October the merger of what had been four separate ethanol plant entities, three of which were jointly owned with Marathon Petroleum Corporation, into a single entity jointly owned with Marathon just after quarter-end.”

$ in millions, except per share amounts	Q3 2019	Q3 2018	Variance	YTD 2019	YTD 2018	Variance
Pretax Income (Loss) Attributable to the Company[1]	$(11.4)	$(3.9)	$(7.5)	$10.0	$23.4	$(13.4)
Adjusted Pretax Income (Loss)[1]	$(8.9)	$(0.4)	$(8.5)	$27.3	$26.9	$0.4
Trade (Grain) Group	$0.6	$(9.9)	$10.5	$21.6	$(2.5)	$24.1
Ethanol Group	$0.9	$10.4	$(9.5)	$6.2	$20.7	$(14.5)
Plant Nutrient Group	$(7.4)	$(8.0)	$0.6	$4.5	$8.2	$(3.7)
Rail Group	$3.1	$5.7	$(2.6)	$10.6	$10.6	$—
Other	$(6.1)	$1.4	$(7.5)	$(15.6)	$(10.3)	$(5.3)
Net Income (Loss)[1]	$(4.2)	$(2.1)	$(2.1)	$11.7	$17.7	$(6.0)
Adjusted Net Income (Loss)[1]	$(2.3)	$0.5	$(2.8)	$24.7	$20.3	$4.4
EPS	$(0.13)	$(0.07)	$(0.06)	$0.35	$0.62	$(0.27)
Adjusted EPS	$(0.07)	$0.02	$(0.09)	$0.75	$0.71	$0.04
EBITDA	$40.0	$24.0	$16.0	$154.0	$111.4	$42.6
Adjusted EBITDA	$42.5	$27.5	$15.0	$171.4	$114.8	$56.6
1 Excludes income (loss) attributable to the noncontrolling interests of ($1.6) in Q3 2019, $0.2 in Q3 2018, ($2.3) for year-to-date 2019 and ($0.2) for year-to-date 2018.

Third Quarter Segment Overview

Trade Group Records Improved Year-Over-Year Results Despite Weak Origination Activity

With the closing of the Lansing acquisition effective January 1, 2019, Trade Group results now include the consolidated operating results of both Lansing and Thompsons Limited.

The Trade Group recorded a pretax loss of $2.0 million and adjusted pretax income of $0.6 million for the quarter. The group also incurred $2.4 million of incremental depreciation and amortization expenses related to the Lansing acquisition. The former Grain Group recorded a pretax loss of $9.9 million in the third quarter of 2018.

•	Performance improved across most of the group’s operations, but especially in merchandising.

•	The newly integrated group has already identified and partially implemented changes that will result in more than $10 million in run-rate savings.

•	The group absorbed the reduction in planted acres around its Eastern Corn Belt assets by finding additional opportunities in the West.

The group’s third quarter 2019 EBITDA and adjusted EBITDA were $18.4 million and $20.9 million, respectively.

Ethanol Group Turns a Profit Despite Challenging Industry Margins

The Ethanol Group earned pretax income of $0.9 million in the third quarter compared to the $10.4 million of pretax income it earned in the same period in 2018.

•	Higher corn basis compressed margins, especially at the three eastern plants.

•	The group continues to upgrade its production technology to gain additional efficiency.

•	Third party ethanol trading again increased sales volumes and margins.

The group began producing ethanol, DDGs and corn oil from ELEMENT in August. Production continues to ramp up, with additional higher margin products being introduced in mid-2020.

The merger of the Albion, Clymers, Greenville and Denison plant entities into The Andersons Marathon Holdings LLC was completed on October 1. The merger will result in consolidation reporting of the group’s entire operations and a sizable one-time gain in the fourth quarter. ELEMENT remains a separate consolidated joint venture of The Andersons, Inc. with ICM, Inc.

Plant Nutrient Group Loss Narrows Year Over Year

The Plant Nutrient Group recorded a pretax loss of $7.4 million in the third quarter, a modest improvement on the pretax loss of $8.0 million in the prior year period.

•	Volumes were up, largely on primary nutrients and at the farm centers, which was reflective of the delayed planting season.

•	Margins per ton were somewhat lower due to product mix.

•	Inventory carrying costs increased year over year due to reduced spring planting.

The group’s current quarter EBITDA was $0.9 million, a $0.8 million increase over 2018 third quarter results.

The group also sold its Auburn, Michigan, farm center in early October and expects to record a small gain on the sale in the fourth quarter.

Rail Group Results Highlighted by Steady Leasing Income

The Rail Group earned third quarter pretax income of $3.1 million compared to $5.7 million in the same period of the prior year.

•	Railcar leasing income fell on continuing headwinds in the sand and ethanol markets.

•	Income from car sales was significantly lower due to fewer direct and scrap car sales and lower scrap rates.

•	Service and other pretax income fell somewhat due increased labor and benefits expenses.

The group’s third quarter 2019 EBITDA of $16.1 million was comparable to third quarter 2018 EBITDA.

Other Net Company-Level Expenses Higher Due to 2018 Nonrecurring Gains

Third quarter 2019 unallocated net company-level expenses were higher compared to adjusted third quarter 2018 results due to some nonrecurring gains recognized in 2018. Specifically, the company recorded pretax gains of $5.1 million, or $0.14 per diluted share, from several Maumee Ventures investments.

Provision for Income Taxes Includes Sizable Research and Development Tax Credits

The company’s third quarter income tax provision includes a tax benefit of approximately $3.9 million, or $0.12 per diluted share, for federal research and development income tax credits that were mostly related to the construction of the ELEMENT biorefinery.

Adjustments Related to the Lansing Acquisition

The company will finalize its purchase price allocation by year end. The Trade Group adjusted its current quarter pretax results by $2.6 million, or $0.06 per diluted share, for stock compensation expense and the company adjusted the third quarter 2018 pretax results by $3.5 million, or $0.09 per share, for expenses associated with the acquisition. As noted above, the Trade Group’s current quarter pretax results are also impacted by $2.4 million, or $0.06 per diluted share, of incremental depreciation and amortization expense.

As it did in the first two quarters, the company has recast third quarter 2018 pretax income for the former Grain Group and the Ethanol Group to conform to segment reporting changes made in conjunction with the Lansing acquisition. The changes resulted in a reclassification of $1.3 million in pretax income from the Grain Group to the Ethanol Group. The company expects to make similar adjustments for the fourth quarter of 2018.

Conference Call

The company will host a webcast on Wednesday, November 6, 2019, at 11 a.m. Eastern Standard Time, to discuss its performance and provide its updated outlook for 2019 and its preliminary views for 2020. To access the call, please dial 866-439-8514 or 678-509-7568 (participant passcode is 5272038). It is recommended that you call 10 minutes before the conference call begins.

To access the webcast, click on the link: http://edge.media-server.com/mmc/p/nczp9z2e. Complete the four fields as directed and click Submit. A replay of the call can also be accessed under the heading "Investors" on the company’s website at www.andersonsinc.com.

Forward-Looking Statements

This release contains forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially. Without limitation, these risks include economic, weather and regulatory conditions, competition, and the risk factors set forth from time to time in the company’s filings with the Securities and Exchange Commission. Although the company believes that the assumptions upon which the financial information and its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct.

Non-GAAP Measures

This release contains non-GAAP financial measures. The company believes adjusted pretax income, adjusted pretax income attributable to The Andersons, adjusted net income, adjusted net income per share, EBITDA and adjusted EBITDA provide additional information to investors and others about its operations, allowing an evaluation of underlying operating performance and better period-to-period comparability. Adjusted pretax income, adjusted pretax income attributable to The Andersons, adjusted net income, adjusted net income per share, EBITDA and adjusted EBITDA do not and should not be considered as alternatives to pretax income, net income or net income per share as determined by generally accepted accounting principles. Reconciliations of the GAAP to non-GAAP measures may be found within this press release and the financial tables provided herein.

Company Description

Founded in 1947 in Maumee, Ohio, The Andersons, Inc. (Nasdaq: ANDE) is a diversified company rooted in agriculture that conducts business in the commodity trading, ethanol, plant nutrient and rail sectors. Guided by its Statement of Principles, The Andersons strives to provide extraordinary service to its customers, help its employees improve, support its communities and increase the value of the company. For more information, please visit www.andersonsinc.com.

Investor Relations Contact
John Kraus
Director, Investor Relations
Phone: 419-891-6544
E-mail: investorrelations@andersonsinc.com

The Andersons, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except per share data)	2019	2018	2019	2018
Sales and merchandising revenues	$1,982,755	$685,579	$6,284,588	$2,232,720
Cost of sales and merchandising revenues	1,873,614	631,715	5,905,055	2,024,677
Gross profit	109,141	53,864	379,533	208,043
Operating, administrative and general expenses	107,118	65,986	327,385	190,096
Asset impairment	—	—	3,081	6,272
Interest expense	13,975	5,176	45,613	20,000
Other income:
Equity in earnings (loss) of affiliates	(3,728)	7,225	(2,367)	20,601
Other income, net	2,598	6,434	6,649	10,949
Income (loss) before income taxes	(13,082)	(3,639)	7,736	23,225
Income tax provision (benefit)	(7,212)	(1,764)	(1,657)	5,668
Net income (loss)	(5,870)	(1,875)	9,393	17,557
Net income (loss) attributable to the noncontrolling interests	(1,633)	223	(2,265)	(175)
Net income (loss) attributable to The Andersons, Inc.	$(4,237)	$(2,098)	$11,658	$17,732

Per common share:
Basic earnings (loss) attributable to The Andersons, Inc. common shareholders	$(0.13)	$(0.07)	$0.36	$0.63
Diluted earnings (loss) attributable to The Andersons, Inc. common shareholders	$(0.13)	$(0.07)	$0.35	$0.62

The Andersons, Inc.
Reconciliation to Adjusted Net Income (Loss) Attributable to The Andersons, Inc.
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except per share data)	2019	2018	2019	2018
Net income (loss) attributable to The Andersons, Inc.	$(4,237)	$(2,098)	$11,658	$17,732
Items impacting other income, net of tax:
One time acquisition costs	(17)	2,597	5,192	2,597
Transaction related stock compensation	1,933	—	5,504	—
Asset impairment	—	—	2,311	—
Total adjusting items, net of tax	1,916	2,597	13,007	2,597
Adjusted net income (loss) attributable to The Andersons, Inc.	$(2,321)	$499	$24,665	$20,329

Diluted earnings attributable to The Andersons, Inc. common shareholders	$(0.13)	$(0.07)	$0.35	$0.62

Impact on diluted earnings per share	0.06	0.09	0.40	0.09
Adjusted diluted earnings (loss) per share	$(0.07)	$0.02	$0.75	$0.71

The Andersons, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands)	September 30, 2019	December 31, 2018	September 30, 2018
Assets
Current assets:
Cash, cash equivalents and restricted cash	$21,299	$22,593	$16,820
Accounts receivable, net	523,110	207,285	206,380
Inventories	741,086	690,804	490,331
Commodity derivative assets – current	120,510	51,421	76,861
Other current assets	82,197	50,703	58,374
Assets held for sale	573	392	29,527
Total current assets	1,488,775	1,023,198	878,293
Other assets:
Commodity derivative assets – noncurrent	1,943	480	766
Other assets, net	336,471	127,503	132,928
Right of use asset, net	70,773	—	—
Equity method investments	117,348	242,326	240,350
Total Other Assets	526,535	370,309	374,044
Rail Group assets leased to others, net	565,746	521,785	464,776
Property, plant and equipment, net	703,396	476,711	434,505
Total assets	$3,284,452	$2,392,003	$2,151,618

Liabilities and equity
Current liabilities:
Short-term debt	$138,249	$205,000	$132,000
Trade and other payables	594,708	462,535	344,406
Customer prepayments and deferred revenue	35,274	32,533	38,242
Commodity derivative liabilities – current	67,606	32,647	91,403
Accrued expenses and other current liabilities	162,749	79,046	68,925
Current maturities of long-term debt	66,899	21,589	15,677
Total current liabilities	1,065,485	833,350	690,653

Right of use liability	47,299	—	—
Other long-term liabilities	40,927	32,184	30,615
Commodity derivative liabilities – noncurrent	1,960	889	2,548
Employee benefit plan obligations	21,311	22,542	25,356
Long-term debt, less current maturities	968,117	496,187	437,280
Deferred income taxes	128,003	130,087	122,523
Total liabilities	2,273,102	1,515,239	1,308,975
Total equity	1,011,350	876,764	842,643
Total liabilities and equity	$3,284,452	$2,392,003	$2,151,618

The Andersons, Inc.
Reconciliation to EBITDA and Adjusted EBITDA
(unaudited)

(in thousands)	Trade	Ethanol	Plant Nutrient	Rail	Other	Total
Three months ended September 30, 2019
Income (loss) before income taxes	$(2,001)	$(684)	$(7,440)	$3,137	$(6,094)	$(13,082)
Income (loss) attributable to the noncontrolling interests	—	(1,633)	—	—	—	(1,633)
Income (loss) before income taxes attributable to The Andersons, Inc.	(2,001)	949	(7,440)	3,137	(6,094)	(11,449)
Interest expense	7,868	210	1,831	4,211	(145)	13,975
Depreciation and amortization	12,487	6,907	6,485	8,713	2,849	37,441
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$18,354	$8,066	$876	$16,061	$(3,390)	$39,967
Adjusting items impacting EBITDA:						—
One time acquisition costs	(23)	—	—	—	—	(23)
Transaction related stock compensation	2,577	—	—	—	—	2,577
Asset impairment	—	—	—	—	—	—
Total adjusting items	2,554	—	—	—	—	2,554
Adjusted EBITDA	$20,908	$8,066	$876	$16,061	$(3,390)	$42,521

Three months ended September 30, 2018
Income (loss) before income taxes	$(9,914)	$10,576	$(7,976)	$5,732	$(2,057)	$(3,639)
Income (loss) attributable to the noncontrolling interests	—	223	—	—	—	223
Income (loss) before income taxes attributable to The Andersons, Inc.	(9,914)	10,353	(7,976)	5,732	(2,057)	(3,862)
Interest expense	2,126	(784)	1,315	2,602	(83)	5,176
Depreciation and amortization	4,118	1,533	6,761	7,385	2,931	22,728
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$(3,670)	$11,102	$100	$15,719	$791	$24,042
Adjusting items impacting EBITDA:
One time acquisition costs	—	—	—	—	3,463	3,463
Transaction related stock compensation	—	—	—	—	—	—
Asset impairment	—	—	—	—	—	—
Total adjusting items	—	—	—	—	3,463	3,463
Adjusted EBITDA	$(3,670)	$11,102	$100	$15,719	$4,254	$27,505

Nine months ended September 30, 2019
Income (loss) before income taxes	$4,268	$3,904	$4,534	$10,629	$(15,599)	$7,736
Income (loss) attributable to the noncontrolling interests	—	(2,265)	—	—	—	(2,265)
Income (loss) before income taxes attributable to The Andersons, Inc.	4,268	6,169	4,534	10,629	(15,599)	10,001
Interest expense	29,027	(1,520)	6,478	12,071	(443)	45,613
Depreciation and amortization	37,523	7,094	19,778	25,377	8,624	98,396
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$70,818	$11,743	$30,790	$48,077	$(7,418)	$154,010
Adjusting items impacting EBITDA:
One time acquisition costs	6,922	—	—	—	—	6,922
Transaction related stock compensation	7,339	—	—	—	—	7,339
Asset impairment	3,081	—	—	—	—	3,081
Total adjusting items	17,342	—	—	—	—	17,342
Adjusted EBITDA	$88,160	$11,743	$30,790	$48,077	$(7,418)	$171,352

Nine months ended September 30, 2018
Income (loss) before income taxes	$(2,453)	$20,528	$8,239	$10,645	$(13,734)	$23,225
Income (loss) attributable to the noncontrolling interests	—	(175)	—	—	—	(175)
Income (loss) before income taxes attributable to The Andersons, Inc.	(2,453)	20,703	8,239	10,645	(13,734)	23,400
Interest expense	9,018	(1,098)	4,397	7,688	(5)	20,000
Depreciation and amortization	12,261	4,559	20,257	21,673	9,210	67,960
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$18,826	$24,164	$32,893	$40,006	$(4,529)	$111,360
Adjusting items impacting EBITDA:
One time acquisition costs	—	—	—	—	3,463	3,463
Transaction related stock compensation	—	—	—	—	—	—
Asset impairment	—	—	—	—	—	—
Total adjusting items	—	—	—	—	3,463	3,463
Adjusted EBITDA	$18,826	$24,164	$32,893	$40,006	$(1,066)	$114,823

The Andersons, Inc.
Segment Data
(Unaudited)

(in thousands)	Trade	Ethanol	Plant Nutrient	Rail	Other	Total
Three months ended September 30, 2019
Revenues from external customers	$1,580,157	$254,055	$109,446	$39,097	$—	$1,982,755
Gross profit	74,752	6,710	15,851	11,828	—	109,141
Equity in earnings (losses) of affiliates	(98)	(3,630)	—	—	—	(3,728)
Other income (expense), net	876	417	510	854	(59)	2,598
Income (loss) before income taxes	(2,001)	(684)	(7,440)	3,137	(6,094)	(13,082)
Income (loss) attributable to the noncontrolling interests	—	(1,633)	—	—	—	(1,633)
Income (loss) before income taxes attributable to The Andersons, Inc. (a)	$(2,001)	$949	$(7,440)	$3,137	$(6,094)	$(11,449)

Three months ended September 30, 2018
Revenues from external customers	$342,610	$195,669	$104,188	$43,112	$—	$685,579
Gross profit	15,791	7,781	15,542	14,750	—	53,864
Equity in earnings of affiliates	2,412	4,813	—	—	—	7,225
Other income, net	92	553	626	220	4,943	6,434
Income (loss) before income taxes	(9,914)	10,576	(7,976)	5,732	(2,057)	(3,639)
Income (loss) attributable to the noncontrolling interests	—	223	—	—	—	223
Income (loss) before income taxes attributable to The Andersons, Inc. (a)	$(9,914)	$10,353	$(7,976)	$5,732	$(2,057)	$(3,862)

Nine months ended September 30, 2019
Revenues from external customers	$4,944,483	$708,029	$508,548	$123,528	$—	$6,284,588
Gross profit	246,587	14,830	75,583	42,533	—	379,533
Equity in earnings (losses) of affiliates	(1,843)	(524)	—	—	—	(2,367)
Other income, net	1,706	695	1,647	1,392	1,209	6,649
Income (loss) before income taxes	4,268	3,904	4,534	10,629	(15,599)	7,736
Income (loss) attributable to the noncontrolling interests	—	(2,265)	—	—	—	(2,265)
Income (loss) before income taxes attributable to The Andersons, Inc. (a)	$4,268	$6,169	$4,534	$10,629	$(15,599)	$10,001

Nine months ended September 30, 2018
Revenues from external customers	$983,737	$571,090	$542,911	$134,982	$—	$2,232,720
Gross profit	74,903	17,334	74,946	40,860	—	208,043
Equity in earnings of affiliates	9,909	10,692	—	—	—	20,601
Other income, net	615	1,741	1,900	911	5,782	10,949
Income (loss) before income taxes	(2,453)	20,528	8,239	10,645	(13,734)	23,225
Income (loss) attributable to the noncontrolling interest	—	(175)	—	—	—	(175)
Income (loss) before income taxes attributable to The Andersons, Inc. (a)	$(2,453)	$20,703	$8,239	$10,645	$(13,734)	$23,400

(a) Income (loss) before income taxes attributable to The Andersons, Inc. for each Group is defined as net sales and merchandising revenues plus identifiable other income less all identifiable operating expenses, including interest expense for carrying working capital and long-term assets and is reported net of the noncontrolling interest share of income (loss).